UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                FORM 8-K


                             CURRENT REPORT


                   PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported):
                             June 18, 2003


                 INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.

         (Exact Name of Registrant as Specified in Its Charter)



          Florida                000-31507                   65-0693481

(State or Other Jurisdiction  (Commission File No.)       (IRS Employer
of Incorporation)                                   Identification No.)



4232 D'Este Court, Lake Worth, FL.                               33467

(Address of Principal Executive Offices)                     (Zip Code)


561-543-9501

(Registrant's Telephone Number, Including Area Code)



ITEM 1.  Changes in Control of Registrant

On August 5, 2003, a change in control of the Registrant occurred in conjunction with the closing under a Agreement and Plan of Merger dated June 18, 2003, amended on August 5, 2003, ("Merger Agreement") between the Registrant and Clear Wire Networks, Inc. of Plano, Texas. The signing of the original Merger Agreement was previously announced on June 18, 2003. The Merger Agreement, as amended August 5, 2003, is attached to this Report as Exhibit 2. Pursuant to the Merger Agreement Articles of Merger have been signed and filed with the states of Florida and Texas to complete the merger process. Copies of the Articles of Merger are attached to this Report as Exhibits 99.1 and
99.2. The Registrant is the surviving company in the merger, and will be relocating its principal offices to the Dallas area. It is also anticipated that the Registrant will request its shareholders to approve the change of its name to Altius Technology Corporation, Inc. in the near future.

Under terms of the merger, shareholders of Clear Wire Technology, Inc. have received common and voting, convertible preferred shares in the Registrant representing collectively seventy-two percent (72%) of the voting power of the merged company. The existing shareholders of the Registrant retained their existing shares, representing fifteen percent (15%) of the outstanding voting power of the merged Company. The remaining thirteen percent (13%) of the merged Company is held by brokers and other outside shareholders. The voting, convertible preferred shares issued to the shareholders of Clear Wire Technology will vote with the outstanding common shares, but will have forty votes per share, with each share of preferred stock convertible into forty shares of common stock as soon as the corporate articles are amended to authorize additional shares.

Also pursuant to the Merger Agreement the Registrant will issue
2,360,430 shares of common stock to Vida Technologies, Inc. and 2,360,430 shares of common stock to Infinite Technology Corporation in exchange for their interests in Altius Joint Venture, in which Clear Wire Technology, Inc. held the remaining interest.

Clear Wire was a joint business venture of Vida Technologies, a Texas-based fiber optics systems company, and Infinite Technology Corporation, a Dallas-based system-on-chip (SoC) intellectual property and technology firm. The merged Company expects to operate as Altius Technology Corporation and has plans to develop the world's lowest cost fiber-to-the-home (FTTH) customer premises equipment. Altius products will be based on Vida's fiber optics systems expertise and ITC's sub-micron SoC design expertise and technologies. Initial customers for Altius products will be in Asia, Australia and the USA.

The new Board of Directors of the Registrant consists of Tim B. Smith, as the Registrant's chairman who owns 100,000 newly issued preferred shares directly and indirectly 118,000 shares of preferred shares and 278,531 newly issued common shares by virtue of his 11.8% ownership in Infinite Technology Corporation, Inc., John Shaunfield, Chief Executive Officer, who owns 200,000 newly issued preferred shares directly and indirectly 423,700 shares of preferred shares and 1,000,114 newly issued common shares by virtue of his 42.37% ownership in Vida Technologies, Inc., Todd Grassi, President and Treasurer, who owns 200,000 newly issued preferred shares directly and indirectly 423,700 shares of preferred shares and 1,000,114 newly issued common shares by virtue of his 42.37% ownership in Vida Technologies, Inc., and David Pells, Secretary who owns 100,000 newly issued preferred shares directly and indirectly 50,000 newly issued preferred shares owned by his spouse.

EXHIBITS

2 Agreement and Plan of Merger between the Registrant and Clear Wire Networks, Inc.

99.1       Florida Articles of Merger

99.2       Texas Articles of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

International Trust & Financial Systems, Inc.
Dated: August 25, 2003

/s/ Todd Grassi
______________________
Name: Todd Grassi
Title: President


AGREEMENT AND PLAN OF MERGER
between
 CLEAR WIRE NETWORKS, INC.
and
INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
Dated
June 18, 2003
As amended
August 5, 2003





























This Page Intentionally Left Blank.



AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of June 18, 2003 between CLEAR WIRE NETWORKS, INC., a Texas corporation ("CLEAR WIRE"), and INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC., a Florida corporation ("ITFS").
RECITALS
WHEREAS, the Board of Directors of each of CLEAR WIRE and ITFS deem it advisable for the general welfare of their stockholders that CLEAR WIRE and ITFS merge (the "Merger") into a single corporation pursuant to this Agreement and the applicable laws of the States of Florida and Texas; and
WHEREAS, CLEAR WIRE and ITFS desire to adopt this Agreement as a Plan of Reorganization and to consummate the merger in accordance with the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.
NOW, THEREFORE, CLEAR WIRE and ITFS agree that CLEAR WIRE shall be merged with and into ITFS, with ITFS as the surviving corporation in accordance with the applicable laws of Florida and Texas (which in its capacity as surviving corporation is hereinafter called the "Surviving Corporation"), that the Surviving Corporation shall change its name to Altius Technology Corporation pursuant to the provisions of the Florida General Corporation Law ("FGCL"), and, subject to the applicable provisions of the Texas Business Corporation Act ("TBCA") and the FGCL, that the terms and conditions of the merger and the mode of carrying it into effect shall be as follows:
ARTICLE 1:   THE MERGER
1.1 The Merger. At the Effective Time (as defined in Section 1.2), upon the terms and subject to the conditions of this Agreement and the FGCL and TBCA, CLEAR WIRE shall be merged with and into ITFS, the separate corporate existence of CLEAR WIRE shall cease and ITFS shall be renamed to Altius Technology Corporation and continue after the Merger as the Surviving Corporation. This Agreement shall be submitted to shareholders of CLEAR WIRE and ITFS in the manner prescribed by and if required by applicable laws and, if applicable, approved at meetings called for that purpose or by written consents in lieu of meetings.
1.2 Effective Time; Closing. Within thirty (30) days after adoption of this Agreement by shareholders of CLEAR WIRE and pursuant to the laws of the States of Florida and Texas and the satisfaction or waiver of the conditions set forth in Article 6, the parties hereto shall cause the Merger to be consummated by executing, delivering and filing the Articles of Merger with the Secretary of State of the States of Florida and Texas in such form as required by, and executed in accordance with the relevant provisions of the FGCL and TBCA (the time of such filing being the "Effective Time"), and the parties shall take all such other and further actions as may be required by law to cause the Merger to become effective. Prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held among the parties hereto (if a meeting is not possible, then by telephone and facsimile) and their counsel for the purpose of confirming all the foregoing.
1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the FGCL and TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of CLEAR WIRE and ITFS shall vest in the Surviving Corporation, and all debts, liabilities and duties of CLEAR WIRE and ITFS shall become the debts, liabilities and duties of the Surviving Corporation.
1.4 Subsequent Actions. After the Effective Time, the Surviving Corporation shall consider or be advised that deeds, bills of sale, assignments, assurances or any other actions or things that may be necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of CLEAR WIRE or ITFS acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement. In such event, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either CLEAR WIRE or ITFS, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.
1.5  Articles of Incorporation; By-Laws; Directors and Officers.
(a) At the Effective Time, the Articles of Incorporation of ITFS as in effect immediately before the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law.
(b) At the Effective Time, the By-Laws of ITFS, as in effect immediately before the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.
(c) The board of directors of the Surviving Corporation shall be elected by written consent action of a majority of the shareholders of the Surviving Corporation entitled to vote thereon in lieu of an Annual Meeting of Shareholders, immediately after the Merger, to serve until their successors are duly elected or appointed and shall qualify. The officers of the Surviving Corporation shall thereafter be elected by the newly elected Board of Directors of the Surviving Corporation and shall serve until their successors are duly elected or appointed and shall qualify. If, at the Effective Time, a vacancy shall exist on the Board of Directors or in any office of the Surviving Corporation, such vacancy may thereafter be filled in the manner provided by law or by the Articles of Incorporation and By-Laws of ITFS.
1.6 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of CLEAR WIRE, ITFS or the holder of any of the following securities:
(a) The owners of all of the issued and outstanding Common Stock of ITFS immediately prior to the Effective Time shall retain their shares as fully paid and non-assessable shares of ITFS, which shares represent 100 percent of the total outstanding shares of ITFS prior to the merger and will represent 15 percent of the total outstanding voting shares of the Surviving Corporation immediately after the Merger.
(b) Each owner of the 287,000 shares of the issued and outstanding shares of Common Stock of CLEAR WIRE immediately prior to the Effective Time shall receive ten (10) convertible, voting preferred shares of the Surviving Corporation having the rights and preferences stated in Appendix "A" to this Agreement, with each share of preferred stock convertible into 40 shares of common stock of the Surviving Corporation (as adjusted for subsequent stock splits) following the payment in full of the promissory notes referred to in Appendix "E to this Agreement and to the amendment to the Articles of Incorporation of the Surviving Corporation to authorize additional common shares, for each share of CLEAR WIRE, for a total of 2,870,000 convertible preferred shares, immediately after the Merger.
(c) An additional 20,789,224 shares of Common Stock in the Surviving Corporation shall be issued to designees of The Hubinger Organization to bring the total issued and outstanding Common Stock of the Surviving Corporation after the Merger to 50,000,000 shares and the total issued and outstanding Preferred Stock of the Surviving Corporation after the Merger to 2,870,000 shares, and the total authorized combined vote of the outstanding shares of the Surviving Corporation to 162,800,000 votes. The shares to be issued to The Hubinger Organization shall not be issued until such time as all of the promissory notes of ITFS referred to in Appendix "E" to this Merger Agreement have been paid in full according to their terms, and in the event that the said promissory notes are not paid in full according to their terms, then the shares to be issued to The Hubinger Organization shall not be issued.
 (e) Each Share of common or preferred stock held in the treasury of ITFS and CLEAR WIRE immediately prior to the Effective Time shall be cancelled and extinguished in the Merger and no payment or other consideration shall be made with respect thereto.
1.7 Options and Other Rights. All options and warrants to purchase ITFS shares granted by ITFS ("Options"), whether vested or unvested, which are outstanding and not exercised prior to the Effective Time shall be cancelled and extinguished and no payment or other consideration shall be made with respect thereto, except for the warrants subject to the Warrant Agreement described on Appendix "B" to this Agreement. All options and warrants to purchase CLEAR WIRE shares granted by CLEAR WIRE ("Options"), whether vested or unvested, which are outstanding and not exercised prior to the Effective Time shall also be cancelled and extinguished and no payment or other consideration shall be made with respect thereto
ARTICLE 2:   EXCHANGE OF SHARES
2.1 Exchange of Shares by Owners of ITFS Stock. At Closing, or as promptly as practicable after Closing, each holder of an outstanding certificate or certificates theretofore representing shares of ITFS Common Stock shall surrender the same to ITFS's transfer agent ("Transfer Agent"), and shall receive in exchange therefore, a certificate or certificates representing the same number of full shares of Altius Technology Corporation Common Stock, in accordance with the provisions of Article 1.6(a) of this Agreement.
2.2Exchange of Shares by Owners of CLEAR WIRE Common Stock. At Closing, or as promptly as practicable after Closing, each holder of an outstanding certificate or certificates theretofore representing shares of CLEAR WIRE Common Stock shall surrender the same to the Surviving Corporation and shall receive in exchange therefore a certificate or certificates representing ten full shares of the Surviving Corporation's Preferred Stock for each share of CLEAR WIRE common stock represented by such certificate, in accordance with Article 1.6(b) of this Agreement and the table set forth on Appendix "C" hereto. 2.3Issuance of New Shares in Altius Technology Corporation. In exchange for their current joint venture interests in the Altius Joint Venture, a Texas partnership (the "Joint Venture"), new shares of Common Stock in the Surviving Corporation shall be issued to the following on transfer and conveyance of their respective interests in the Joint Venture to the Surviving Corporation:

Name
Number of New Altius
Shares to be Issued

Infinite Technology Corporation
2,360,430


Vida Technologies, Inc.
2,360,430

Following and conditioned upon the transfers of their respective interests in the Joint Venture to the Surviving Corporation, the Surviving Corporation shall be the sole owner of all of the interests in the Joint Venture, which will result in the Joint Venture partnership terminating and becoming a part of and wholly-owned by the Surviving Corporation.
2.4Fractional Shares. Fractional shares of ALTIUS Common Stock shall not be issued. In lieu thereof, a holder who would otherwise be entitled to a fractional share shall receive a number of whole shares rounded to the next highest whole number.
2.3 Unexchanged Certificates. Until surrendered, each outstanding certificate which, prior to the Effective Time, represented ITFS Common Stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the whole number of shares of the Surviving Corporation's Common Stock into which it is to be converted, and no dividend or other distribution payable to holders of ITFS Common Stock as of any date subsequent to the Effective Time shall be paid to the holders of outstanding ITFS certificates. There shall be paid to the record holders of the certificates of the Surviving Corporation issued in exchange therefor the amount, without interest thereon, of dividends and other distributions which would have been payable with respect to the shares of ITFS Common Stock represented thereby.
Article 3: REPRESENTATIONS AND WARRANTIES OF CLEAR WIRE
CLEAR WIRE represents and warrants to, and agrees with, ITFS as follows:
3.1  Organization.
(a) CLEAR WIRE is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. CLEAR WIRE has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. CLEAR WIRE is duly qualified to do business and in good standing as a foreign corporation in each other jurisdiction, if any, in which its property or business makes such qualification necessary. CLEAR WIRE has heretofore delivered to ITFS true, accurate and complete copies of CLEAR WIRE's Articles of Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of shareholders and directors of CLEAR WIRE held through and including the date of this Agreement. CLEAR WIRE is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.
(b) CLEAR WIRE has no subsidiaries or affiliates and does not otherwise own any shares of stock or any interest in, or control, any other person or entity.
3.2 Authority Relative to this Agreement. CLEAR WIRE has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of CLEAR WIRE and, except for approval of the shareholders of CLEAR WIRE, no other corporate proceedings on the part of CLEAR WIRE are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by CLEAR WIRE and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.
3.3  No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by CLEAR WIRE does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to CLEAR WIRE or by which its properties are bound or affected, (ii) violate or conflict with either the Articles of Incorporation or By-Laws of CLEAR WIRE or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of CLEAR WIRE or the Surviving Corporation pursuant to any contract to which CLEAR WIRE is a party or by which CLEAR WIRE or any of its respective properties is bound or affected.
(b) CLEAR WIRE is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by CLEAR WIRE in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
3.4 Capitalization. As of the Closing, CLEAR WIRE shall have authorized capital stock of 1,000,000 shares of common stock, of which
282,000  are issued and outstanding.   All the outstanding shares of
capital stock of CLEAR WIRE have been duly authorized and are validly issued, and non-assessable. No options, warrants, conversion rights, subscriptions or purchase rights of any other nature to acquire from CLEAR WIRE, or commitments of CLEAR WIRE to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is CLEAR WIRE obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities. None of CLEAR WIRE's outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of CLEAR WIRE, any stockholder, or any other person or entity.
There are no restrictions on the transfer of shares of capital stock of CLEAR WIRE other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement.
Except as set forth in Exhibit 3.4(a) and 3.4(b), there are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of CLEAR WIRE. The offer and sale of all capital stock and other securities of CLEAR WIRE issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. CLEAR WIRE does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of CLEAR WIRE or any portion thereof; or any similar rights.
3.5 Financial Statements. (a) CLEAR WIRE's balance sheet as of December 31, 2002 (the "CLEAR WIRE Balance Sheet"), and the related statements of income and retained earnings for the period ended December 31, 2002 (the "CLEAR WIRE Financial Statements"), copies of which have been delivered by CLEAR WIRE to ITFS, fairly present the financial condition of CLEAR WIRE as of said dates and the results of its operations for the periods then ended. CLEAR WIRE shall deliver financial statements within sixty days of the date hereof which shall be prepared in conformity with Generally Accepted Accounting Principles ("GAAP") consistently applied for the periods covered (the "Financial Statements"). The Financial Statements (x) shall be prepared in accordance with GAAP applied on a consistent basis, (y) are in accordance with the books and records of CLEAR WIRE and (z) shall present fairly the financial position and results of operations of CLEAR WIRE at the dates and for the periods to which they relate.
CLEAR WIRE has maintained its books of account in accordance with GAAP applied on a consistent basis, and such books and records are, and during the periods covered by the CLEAR WIRE Financial Statements were, correct and complete in all material respects, fairly and accurately reflect and reflected the income, expenses, assets and liabilities of CLEAR WIRE, and provide and provided a fair and accurate basis for the preparation of the CLEAR WIRE Financial Statements and of the Tax returns and reports of CLEAR WIRE.

(a) CLEAR WIRE received a corporate "valuation" from The Structured Advantage of Texas, an accounting and financial services company based in Dallas, Texas, in November, 2002 which valued the assets of the Joint Venture at twenty three million, nine hundred ninety two thousand eight hundred ninety dollars ($23,992,890). This valuation is not and will not be reflected on the CLEAR WIRE balance sheet or financial statements.
 (b) Except as noted in paragraph 3.5 (a) above, and to the extent reflected in the CLEAR WIRE Balance Sheet, on December 31, 2002, CLEAR WIRE did not have any direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on or prior to June 30, 2003 which would be required to be reflected on the CLEAR WIRE Balance Sheet in accordance with GAAP.
3.6  Real and Personal Property.
(a) CLEAR WIRE owns no real property. CLEAR WIRE has delivered to ITFS correct and complete copies of the leases and subleases for all real property leased or subleased by CLEAR WIRE. With respect to each such lease and sublease:
(i) the lease or sublease is legal, valid, binding, enforceable against CLEAR WIRE and the lessor and the lease is in full force and effect;
(ii) the lease or sublease will continue to be legal, valid, binding, enforceable and in full force and effect on substantially the same terms following the consummation of the transactions contemplated hereby;
(iii) CLEAR WIRE is not and no other party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;
(iv) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;
(v) with respect to each sublease, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying lease;
(vi) CLEAR WIRE has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold;
(vii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations;
(viii) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities.
(b) CLEAR WIRE has good and marketable title to, or valid leasehold interests in, all other assets used or held for use in the conduct of its business, including, without limitation, the assets reflected on the CLEAR WIRE Balance Sheet or acquired after the date thereof (other than those which have been disposed of in the ordinary course of business since such date), free and clear of any liens, other than liens reflected on the CLEAR WIRE Balance Sheet and liens for taxes not yet due and payable. All of the assets owned or leased by CLEAR WIRE are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained. There are no material capital expenditures currently contemplated or necessary to maintain the current business of CLEAR WIRE.
3.7 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the CLEAR WIRE Balance Sheet, CLEAR WIRE does not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities").
3.8 Absence of Certain Changes. Since December 31, 2002, (i) there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of CLEAR WIRE, and (ii) nothing has occurred relative to the business or prospects of CLEAR WIRE which would have a material adverse effect on the future business of CLEAR WIRE.
3.9 Litigation. No investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to CLEAR WIRE is pending or threatened against CLEAR WIRE, and no governmental entity or regulatory body has advised CLEAR WIRE of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or threatened against or affecting CLEAR WIRE at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by CLEAR WIRE pursuant to this Agreement. As of the date hereof, CLEAR WIRE is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to CLEAR WIRE.
3.10  Contracts.
(a) CLEAR WIRE has provided, or prior to the Closing will provide, ITFS with copies of the following contracts, agreements, leases, licenses, arrangements, commitments, sales orders, purchase orders or any claim or right or any benefit or obligation arising thereunder or resulting therefrom and currently in effect, whether oral or written to which CLEAR WIRE is a party ("Contracts"):
(i) any Contract (or group of related Contracts) for the lease of personal property to or from any person providing for lease payments in excess of $10,000 per annum;
(ii) any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a loss to CLEAR WIRE, or involve consideration in excess of $10,000;
(iii)  any Contract concerning a partnership or joint venture;
(iv) any Contract (or group of related Contracts) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation or under which it has imposed a lien on any of its assets, tangible or intangible;
(v)  any Contract concerning confidentiality or noncompetition;
(vi) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other plan or arrangement for the benefit of its current or former directors, officers, and employees;
(vii) any Contract under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the ordinary course of business;
(viii) any Contract under which the consent of the other party thereto is required in connection with the assignment of such Contract in connection with the transaction contemplated hereby;
(ix) any Contract under which the consequences of a default or termination could have a material adverse effect on CLEAR WIRE; or
(x) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $10,000.
(b) All Contracts have been duly authorized and delivered by CLEAR WIRE and any third party thereto, are in full force and effect against CLEAR WIRE and constitute the valid and binding obligations of CLEAR WIRE and the respective parties thereto enforceable in accordance with their respective terms. As to the Contracts, (i) there are no existing breaches or defaults by CLEAR WIRE thereunder or by the other parties to such Contracts, (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by CLEAR WIRE thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than CLEAR WIRE, it shall be limited to the knowledge of CLEAR WIRE, (iii) none of them will result in any loss to CLEAR WIRE upon completion or performance thereof and
(iv) none of the parties to Contracts have expressed an indication to CLEAR WIRE of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts.
3.11  Intellectual Property.
(a) CLEAR WIRE owns or has the right to use pursuant to license, sublicense, agreement, or permission all (i) inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) mask works and all applications, registrations, and renewals in connection therewith, (v) trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blueprints, sketches, storyboards, models, engineering drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) computer software (including data and related documentation), (vii) other proprietary rights and Know-how, (viii) copies and tangible embodiments of any of the foregoing (in whatever form or medium) and
(ix) licenses and sublicenses granted and obtained with respect thereto, and rights thereunder ("Intellectual Property") necessary for the operation of the businesses of CLEAR WIRE and as proposed to be conducted. All of the Intellectual Property is identified and listed on Appendix "D" to this Agreement and will be conveyed to the Surviving Corporation at the Effective Date by appropriate assignments, bills of sale or other instruments, with the consent of any other party thereto to the assignments necessary to make the assignments fully effective without default or breach of any agreement.
(b) To the best of CLEAR WIRE's knowledge after due inquiry, CLEAR WIRE has not interfered with, infringed upon, misappropriated or come into conflict with any Intellectual Property rights of third parties and CLEAR WIRE has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that CLEAR WIRE must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of CLEAR WIRE.
(c)  With respect to each item of Intellectual Property owned by CLEAR
WIRE:
(i) CLEAR WIRE possesses all right, title, and interest in and to the item, free and clear of any lien, license, or other restriction;
(ii) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;
(iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the knowledge of CLEAR WIRE, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and
(iv) CLEAR WIRE has never agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.
(d) With respect to each item of Intellectual Property used by CLEAR WIRE pursuant to any license, sublicense, agreement or permission:
(i)  the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect, subject generally to the laws of bankruptcy and reorganization;
(ii) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;
(iii) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;
(iv) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;
(v) with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;
(vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;
(vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and
(viii) CLEAR WIRE has never granted any sublicense or similar right with respect to the license, sublicense, agreement, or permission.
(e) CLEAR WIRE does not and will not, interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.
3.12  Software.
(a) Except with respect to software programs licensed to CLEAR WIRE, CLEAR WIRE is in actual possession of the source code of each software program used in connection with its business, and CLEAR WIRE is in possession of all other documentation reasonably necessary for the effective use of each such software program.
(b) To the best of CLEAR WIRE's actual knowledge, there are no defects in any of the software offered by CLEAR WIRE in connection with its business which would in any material and adverse respect affect the functioning of any such software in accordance with the specifications therefor published by CLEAR WIRE or heretofore provided to any customers or prospective customers of CLEAR WIRE, and each piece of such software, together with all know-how and processes used in connection therewith, functions as intended, conforms to all applicable industry standards, contains all current revisions of such software and includes all computer programs, materials, tapes, know-how, object and source codes and procedures used by CLEAR WIRE in the conduct of its business. Insofar as the foregoing representation relates to software not owned by CLEAR WIRE, such representation and warranty is to the knowledge of CLEAR WIRE.
3.13  Receivables; Payables.
(a) All accounts receivable of CLEAR WIRE which are or will be reflected on the CLEAR WIRE Financial Statements will arise in the ordinary course of business out of bona fide sales and deliveries of goods, services or other business transactions. All accounts receivables of CLEAR WIRE are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims of which CLEAR WIRE is aware, are current and to the knowledge of CLEAR WIRE, collectible, and will be collected in accordance with their terms at their recorded amounts.
(b) All accounts payable (including, without limitation, Taxes payable) reflected on the CLEAR WIRE Interim Balance Sheet and all accounts payable of CLEAR WIRE arising subsequent to the Balance Sheet Date, have been and are being paid in the ordinary course of its business and consistent with past practice.
3.14  Licenses, Permits and Consents; Compliance with Applicable Law.
(a) CLEAR WIRE possesses all licenses and permits which individually or in the aggregate are material to the conduct of the business of CLEAR WIRE or any of its employees by reason of such employee's activities on behalf of CLEAR WIRE under applicable law or required by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of CLEAR WIRE, and all of such listed licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby. CLEAR WIRE has not received notice and has no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.
(b) CLEAR WIRE is not in material violation or breach of any, and the business and operations of CLEAR WIRE comply in all material respects and are being conducted in accordance with, all material governing laws, regulations and ordinances applicable thereto and CLEAR WIRE is not in material violation of or in material default under any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.
3.15 Insurance. CLEAR WIRE maintains insurance covering it's properties and business adequate and customary for the type and scope of the properties, assets and business, and similar to companies of comparable size and condition similarly situated in the same industry in which CLEAR WIRE operates, but in any event in amounts sufficient to prevent CLEAR WIRE from becoming a co-insurer or self-insurer, with provision for reasonable deductibles and following the Effective Time, CLEAR WIRE will use its reasonable best efforts to obtain as promptly as practicable comparable insurance coverage under policies in CLEAR WIRE's own name on commercially reasonable terms.
3.16 Tax Matters. CLEAR WIRE has timely filed all required federal, state, local, foreign and other governmental Tax returns and reports required to be filed by it for all taxable periods ending on or before the date hereof. As of the time of filing, such returns and reports were true, complete and correct and were made on a proper basis. All federal, state, local and foreign income, unincorporated business, gross receipts, franchise, profits, property, capital, intangibles, employment, excise or other taxes, fees, stamp taxes, duties, penalties, assessments, governmental charges or other payments (collectively "Tax" or "Taxes") for all periods up to and including the date hereof have been duly paid or withheld or are, or will on the date hereof be, adequately reserved for or withheld in accordance with GAAP applied on a consistent basis.
3.17 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of CLEAR WIRE are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.
3.18. Entire Business. No portion of the business of CLEAR WIRE is conducted by third parties and all of the assets necessary for the conduct of the business of CLEAR WIRE as presently conducted are owned by CLEAR WIRE. All such assets are exclusively owned or leased and used by CLEAR WIRE and its customers. CLEAR WIRE has no investments other than (1) securities that are publicly traded and unrestricted in the hands of CLEAR WIRE, and (2) cash, commercial paper and other cash equivalents.
3.19. Employee Benefit Plans. Each employee benefit plan (and each related trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Internal Revenue Code (the "Code"), and other applicable laws. All required reports and descriptions have been filed or distributed appropriately with respect to each such employee benefit plan.
3.20  Suppliers and Customers.
(a) CLEAR WIRE has no knowledge or information or reason to believe that any significant supplier has ceased, or intends to cease, to sell goods or services to CLEAR WIRE or has substantially reduced, or intends to substantially reduce, the sale of such goods or services either as a result of the transaction contemplated by this Agreement or otherwise or intends to sell such goods and services other than on terms and conditions similar to those imposed on prior sales to CLEAR WIRE.
(b) CLEAR WIRE has no knowledge that any of its significant customers has ceased, or intends to cease, to purchase goods from CLEAR WIRE, either as a result of the transaction contemplated hereby or otherwise.
3.21 Product Warranties, Product Return Policies and Service Warranties. To the best of CLEAR WIRE's knowledge, each product or service developed, sold or provided by CLEAR WIRE has been in conformity with all applicable contractual commitments and all express and implied warranties, and CLEAR WIRE has no liability for replacement or repair thereof or other damages in connection therewith. No product or service developed, sold or provided by CLEAR WIRE is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. There are no pending and suspected claims or demands nor threatened claims or demands, seeking return, replacement and/or repair of products pursuant to warranties extended by CLEAR WIRE prior to the date hereof.
3.22  Employees: Labor Matters.
(a) No officer, employee or consultant of CLEAR WIRE is, or is now anticipated to be, in violation of any material term of any employment contract, patent disclosure agreement, proprietary information agreement, noncompetition agreement, nonsolicitation agreement, confidentiality agreement, or any other similar contract or agreement or any restrictive covenant, including those set forth on, relating to the right of any such officer, employee, or consultant to be employed or engaged by CLEAR WIRE because of the nature of the business conducted or to be conducted by CLEAR WIRE or relating to the use of trade secrets or proprietary information of others, and to the knowledge of CLEAR WIRE; the continued employment or engagement of CLEAR WIRE's officers, employees or consultants does not subject CLEAR WIRE to any liability with respect to any of the foregoing matters.
(b) No officer, consultant or key employee of CLEAR WIRE whose termination, either individually or in the aggregate, could have a material adverse effect on CLEAR WIRE, has terminated since the date hereof; or has any present intention of terminating, his employment or engagement with CLEAR WIRE, nor has any such person been, or been proposed to be terminated by CLEAR WIRE.
(c) CLEAR WIRE is not a party to any collective bargaining agreements. There is no unfair labor practice or employment discrimination or other employment related complaint, grievance or proceeding against either of CLEAR WIRE or against any person or entity with respect to any employee of CLEAR WIRE pending or threatened before the National Labor Relations Board or any federal, state, local or foreign governmental entity or regulatory body. To the knowledge of CLEAR WIRE, there is no basis for any such complaint, grievance or proceeding.
(d) CLEAR WIRE is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours. CLEAR WIRE has fully complied with all applicable provisions of COBRA and has no obligations with respect to any former employees qualifying beneficiaries thereunder. CLEAR WIRE enjoys satisfactory relations with its employees and agents.
3.23 Environmental, Health and Safety Matters. CLEAR WIRE is not in violation of any applicable statute, law or regulation relating to the environment or occupational safety and health, and no material expenditures will be required in order to comply with any such statute, law or regulation.
3.24 Absence of Certain Business Practices. CLEAR WIRE's directors, officers, employees or agents nor any other person or entity or entity acting on its or their behalf has, directly or indirectly, within the past five (5) years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person or entity or entity who is or may be in a position to help or hinder the business of CLEAR WIRE or assist CLEAR WIRE in connection with any actual or proposed transaction which (i) might subject either of CLEAR WIRE to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) might have had a material adverse effect on CLEAR WIRE if not given in the past or (iii) might materially adversely affect the condition (financial or otherwise), business, assets, liabilities, operations or prospects of CLEAR WIRE or which might subject CLEAR WIRE to suit or penalty in any private or governmental litigation or proceeding if not continued in the future.
3.25 Disclosure. Neither this Agreement nor any certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of CLEAR WIRE or by any of CLEAR WIRE's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstances known to CLEAR WIRE which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, certificates or statements furnished in writing to ITFS in connection with the transactions contemplated by this Agreement.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF ITFS

ITFS represents and warrants to, and agrees with, CLEAR WIRE as follows:

4.1 Organization. ITFS is a corporation duly organized, validly existing and in good standing under the laws of Florida and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. ITFS is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary. ITFS has heretofore delivered to CLEAR WIRE true, accurate and complete copies of its Articles of Incorporation and By-Laws as in effect on the date hereof and minutes of all meetings of shareholders and directors of ITFS held through and including the date of this Agreement. ITFS is not in violation of any of the provisions of its Articles of Incorporation or By-Laws.
4.2 Authority Relative to this Agreement. ITFS has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of ITFS and except for approval of the shareholders of ITFS, no other corporate proceedings are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ITFS and constitutes a valid and binding agreement, enforceable against it in accordance with its terms.
4.3  No Conflict; Required Filings and Consents.
(a) The execution and delivery of this Agreement by ITFS does not, and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate any law, regulation, court order, judgment or decree applicable to ITFS or by which its properties are bound or affected, (ii) violate or conflict with either the Certificate of Incorporation or By-Laws of ITFS or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination or cancellation of, or result in the creation of a lien on any of the properties of ITFS pursuant to any contract to which ITFS is a party or by which ITFS or any of its respective properties is bound or affected.
(b) ITFS is not required to submit any notice, report or other filing with any governmental entity or regulating body, domestic or foreign, in connection with the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. No waiver, consent, approval or authorization of any governmental entity or regulatory body, domestic or foreign, is required to be obtained or made by ITFS in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.
4.4  Capitalization.
(a) ITFS has authorized capital stock of 50,000,000 shares of common stock, .001 par value, of which 24,939,916 shares are issued and outstanding, fully paid and nonassessable and free of preemptive rights, and ten million shares of preferred stock, of which no shares will be issued and outstanding at the Effective Date, other than the shares to be issued pursuant to this Agreement. None of the issued and outstanding shares is the subject of any voting trust agreement or other agreement relating to the vote thereof or restricting in any way the sale or transfer thereof. All the outstanding shares of capital stock of ITFS have been duly authorized and are validly issued, fully paid and non-assessable. There are no options, warrants, conversion rights, subscriptions or purchase rights of any nature to acquire from ITFS, or commitments of ITFS to issue, shares of capital stock or other securities are authorized, issued or outstanding, nor is ITFS obligated in any other manner to issue shares or rights to acquire any of its capital stock or other securities, other than the warrant referenced and described in Appendix "B" to this Agreement. None of ITFS's outstanding securities or authorized capital stock is subject to any rights of redemption, repurchase, rights of first refusal, preemptive rights or other similar rights, whether contractual, statutory or otherwise, for the benefit of ITFS, any stockholder, or any other person or entity. There are no restrictions on the transfer of shares of capital stock of ITFS other than those imposed by relevant federal and state securities laws and as otherwise contemplated by this Agreement. There are no agreements, understandings, trusts or other collaborative arrangements or understandings concerning the voting or transfer of the capital stock of ITFS. The offer and sale of all capital stock and other securities of ITFS issued before the date hereof and to be issued hereafter complied with or were exempt or will comply with or be exempt from all applicable federal and state securities laws and no stockholder has a right of rescission or damages with respect thereto. ITFS does not have outstanding, and has no obligation to grant or issue, any "phantom stock" or other right measured by the profits, revenues or results of operations of ITFS or any portion thereof; or any similar rights.
4.5  Financial Statements.
(a) ITFS's balance sheets as of December 31, 200, December 31, 2001 and December 31, 2002 (the "ITFS Balance Sheets"), and the related statements of income and retained earnings for the periods ending December 31, 2000, December 31, 2001 and December 31, 2002 (the "ITFS Financial Statements"), all certified by an independent certified public accountant, copies of which have been delivered by ITFS to CLEAR WIRE, fairly present the financial condition of ITFS as of said dates and the results of its operations for the periods then ended, in conformity with GAAP consistently applied for the periods covered. The ITFS Financial Statements (x) were prepared in accordance with GAAP applied on a consistent basis, (y) are in accordance with the books and records of ITFS and (z) present fairly the financial position and results of operations of ITFS at the dates and for the periods to which they relate. ITFS has maintained its books of account in accordance with GAAP applied on a consistent basis, and such books and records are, and during the periods covered by the ITFS Financial Statements were, correct and complete in all material respects, fairly and accurately reflect and reflected the income, expenses, assets and liabilities of ITFS, and provide and provided a fair and accurate basis for the preparation of the ITFS Financial Statements and of the tax returns and reports of ITFS.
(b) Except and as to the extent reflected in the ITFS Balance Sheets, on December 31, 2002, ITFS did not have any direct or indirect Liabilities, whether due or to become due, or arising out of transactions entered into, or any state of facts existing, on or prior to December 31, 2002 which would be required to be reflected on the ITFS Interim Balance Sheet in accordance with GAAP.
4.6 Real and Personal Property. ITFS does not own or lease any real property. ITFS has good and marketable title to, or valid leasehold interests in, all other assets used or held for use in the conduct of its business. All of the assets owned or leased by ITFS are in all material respects in good condition and repair, ordinary wear and tear excepted, and well maintained. There are no material capital expenditures currently contemplated or necessary to maintain the current business of ITFS. All of the assets of ITFS will be distributed or disposed of prior to the Effective Date.
4.7 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the ITFS Balance Sheets, ITFS does not have at that date any liabilities or obligations (secured, unsecured, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles ("Liabilities").
4.8 Absence of Certain Changes. Since December 31, 2002 (i) there has been no material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of ITFS, and (ii) nothing has occurred relative to the business or prospects of ITFS which would have a material adverse effect on the future business of ITFS. At the Effective Date, ITFS will have liabilities secured by promissory notes payable on or before September 20, 2003, totaling $175,000, payable to and on the terms listed on Appendix "E" to this Agreement, which promissory notes will be secured by the undertaking and obligation of ITFS and the Surviving Corporation to issue additional shares of voting stock of the Surviving Corporation to the persons named in Appendix "E" constituting voting control of the Surviving Corporation in the event that the promissory notes are not paid on a timely basis when due.
4.9 Litigation. No investigation or review by any governmental entity or regulatory body, foreign or domestic, with respect to ITFS is pending or threatened against ITFS, and no governmental entity or regulatory body has advised ITFS of an intention to conduct the same. There is no claim, action, suit, investigation or proceeding pending or threatened against or affecting ITFS at law or in equity or before any federal, state, municipal or other governmental entity or regulatory body, or which challenges the validity of this Agreement or any action taken or to be taken by ITFS pursuant to this Agreement. As of the date hereof, ITFS is not subject to, nor is there in existence, any outstanding judgment, award, order, writ, injunction or decree of any court, governmental entity or regulatory body relating to ITFS.
4.10 Contracts. ITFS has provided, or prior to the Closing will provide CLEAR WIRE, with all Contracts with respect to which ITFS is a party. All such Contracts have been duly authorized and delivered, are in full force and effect and constitute the valid and binding obligations of the respective parties thereto enforceable in accordance with their respective terms. As to such Contracts, (i) there are no existing breaches or defaults by ITFS thereunder or, to the knowledge of ITFS, by the other parties to such Contracts, (ii) no event, act or omission has occurred or, as a result of the consummation of the transactions contemplated hereby, will occur which (with or without notice, lapse of time or the happening or occurrence of any other event) would result in a default by ITFS thereunder or give cause for termination thereof, provided that insofar as the foregoing representation involves the actions or omissions of parties other than ITFS, it shall be limited to the knowledge of ITFS, (iii) none of them will result in any loss to ITFS upon completion or performance thereof and (iv) none of the parties to Contracts have expressed an indication to ITFS of their intention to cancel, renegotiate or exercise or not exercise any option under any such Contracts.
4.11 Intellectual Property. ITFS does not own or use any Intellectual Property rights. ITFS has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties and ITFS has never received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that ITFS must license or refrain from using any Intellectual Property rights of any third party). No third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of ITFS.
4.12  Licenses, Permits and Consents; Compliance with Applicable Law.
(a) ITFS possesses all licenses and permits which individually or in the aggregate are material to the conduct of the business of ITFS under applicable law or required by any federal, state, local or foreign governmental entity or regulatory body for the operation of the business of ITFS, and all of such listed licenses and permits are in full force and effect as of the date hereof and will remain in full force and effect following the consummation of the transactions contemplated hereby. ITFS has not received notice and has no reason to believe, that any appropriate authority intends to cancel or terminate any of such licenses or permits or that valid grounds for such cancellation or termination currently exist.
(b) ITFS is not in violation or breach of any, and the business and operations of ITFS comply in all material respects and are being conducted in accordance with, all governing laws, regulations and ordinances applicable thereto and ITFS is not in violation of or in default under any judgment, award, order, writ, injunction or decree of any court, arbitration tribunal, governmental entity or regulatory body.
4.13 Tax Matters. ITFS has timely filed all required federal, state, local, foreign and other governmental Tax returns and reports required to be filed by it for all taxable periods ending on or before the date hereof, except that the 2002 federal and state income tax returns have not yet been filed pursuant to an extension of time to file the returns until September 15, 2003. As of the time of filing, such returns and reports were true, complete and correct and were made on a proper basis. All federal, state, local and foreign income, unincorporated business, gross receipts, franchise, profits, property, capital, intangibles, employment, excise or other taxes, fees, stamp taxes, duties, penalties, assessments, governmental charges or other payments (collectively "Tax" or "Taxes") for all periods up to and including the date hereof have been duly paid or withheld or are, or will on the date hereof be, adequately reserved for or withheld in accordance with GAAP applied on a consistent basis.
4.14 Books and Records. The corporate minute books, stock certificate books, stock registers and other corporate records of ITFS are correct and complete in all material respects, and the signatures appearing on all documents contained therein are the true signatures of the persons purporting to have signed the same.
4.15 Disclosure. Neither this Agreement nor any certificate delivered in accordance with the terms hereof, or any document or statement in writing which has been supplied by or on behalf of ITFS or by any of ITFS's directors or officers, in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact or circumstances known to ITFS which materially and adversely affects or which may materially and adversely affect its business, prospects or financial condition or its assets, which has not been set forth in this Agreement, certificates or statements furnished in writing to CLEAR WIRE in connection with the transactions contemplated by this Agreement.
4.16 Broker's or Finder's Fees. There is no investment banker, broker, finder or other intermediary which has been retained by, or is authorized to act on behalf of, ITFS who might be entitled to any fee or commission from the Surviving Corporation upon the consummation of the transactions contemplated hereby or thereafter except for Calvin Jones and James Gramquist, pursuant to an agreement to pay each of them $10,000 as a finders' fee on the closing of the Merger. These fees will be assumed, paid and satisfied by the Surviving Corporation after the effective date of the Merger and after the payment of the promissory notes listed in Appendix "E" to this Agreement.
4.17 Entire Business. No business is conducted by third parties for the benefit of ITFS. To the extent that ITFS may own any assets, all such assets are exclusively owned or leased and used by ITFS.
ARTICLE 5:  COVENANTS
5.1 Conduct of Business. From the date hereof to the Effective Time, each of CLEAR WIRE and ITFS shall:
(a) conduct its business only in the ordinary course and in substantially the same manner as heretofore conducted;
(b) maintain and keep its material properties and equipment in good repair, working order and condition, except for ordinary wear and tear;
(c) use its best efforts to keep in full force and effect insurance comparable in amount and scope of coverage to that now maintained by it;
(d) perform in all material respects all of its obligations under all Contracts applicable to its business or properties;
(e) use its best efforts to maintain and preserve its business organization intact, retain its present employees so that they will be available after the Effective Time, and maintain its relationships with its customers so that they will be preserved after the Effective Time;
(f) Other than as contemplated by this Agreement, not change its Articles of Incorporation or bylaws.
(g) Other than as contemplated by this Agreement, not make any change in its authorized or issued capital stock, preferred stock or issue, encumber, purchase or otherwise acquire any of its capital stock or preferred stock other than as provided for in this Agreement.
5.2 Shareholders' Meeting. CLEAR WIRE will submit this Agreement to its shareholders with a favorable recommendation by its Board of Directors and will use its best efforts to obtain the requisite shareholder approval. Under applicable Florida Corporation Law, ITFS is not required to this Agreement to its shareholders for consideration or approval.
5.4  Access to Information.
(a) Between the date of this Agreement and the Effective Date each of the parties hereto shall give the other, their respective officers, directors, financial advisors, counsel and other agents access to its officers and to all of its books and records, permit them to make such inspections as they may require and shall cause its officers, directors and employees to furnish them with such financial and operating data and other information with respect to their business and properties as they from time to time reasonably request, and as may be necessary to establish the performance of the covenants under this Agreement and the accuracy of its representations and warranties herein, and in connection with its preparation of any filing or submission to any governmental entity or regulatory body.
(b) Each of CLEAR WIRE and ITFS shall hold, and shall use their best efforts to cause their respective officers, directors, financial advisors, counsel and other agents to hold, in strict confidence, unless compelled to disclose by judicial or administrative process, or, in the opinion of their counsel, by other requirements of law, all documents and information concerning ITFS or CLEAR WIRE, as the case may be, furnished to the other in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (i) in the public domain through no fault of the disclosing party or any of its respective affiliates; or (ii) later lawfully acquired without the breach of any other agreement.
5.5 Best Efforts. Subject to the terms and conditions herein provided, each of CLEAR WIRE and ITFS shall to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, including to make all required submissions or filings with governmental entities and regulatory bodies, to consummate and make effective the transactions contemplated by this Agreement. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action. CLEAR WIRE and ITFS will execute any additional instruments necessary to consummate the transactions contemplate hereby.
5.6 Consents. Each of ITFS and CLEAR WIRE shall use its or their best efforts to obtain consents of all third parties, courts and governmental entities and regulatory bodies necessary to consummate the transactions contemplated by this Agreement.
5.7 Public Announcements. Each of ITFS and CLEAR WIRE will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger and shall not, except as may be required by law or any listing agreements with any national securities exchange, issue any such press release or make any such public statement without the approval of ITFS and CLEAR WIRE.
5.8  Stock Options and Other Rights.
CLEAR WIRE has no outstanding Options to purchase common stock.
5.9 Litigation. From the date hereof through the Closing, CLEAR WIRE and ITFS shall promptly notify the other of any actions or proceedings that from the date hereof are threatened or commenced against CLEAR WIRE or ITFS or the property or assets of ITFS or CLEAR WIRE, and of any requests for additional information or documentary materials by any governmental entity or regulatory body in connection with the transactions contemplated hereby.
5.10 Continued Effectiveness of Representations and Warranties of CLEAR WIRE and ITFS. From the date hereof until the Effective Time, each of CLEAR WIRE and ITFS shall use their respective best efforts to conduct their affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, the representations and warranties contained in Articles 3 and 4 shall continue to be true and correct on and as of the Effective Time as if made at the Effective Time and CLEAR WIRE and ITFS shall promptly notify the other of any event, condition or circumstance occurring from the date hereof through the Effective Time that would constitute a material violation or breach by ITFS or CLEAR WIRE of any of such representations and warranties.
5.11 Expenses. Whether or not the Merger is consummated, all expenses incurred in connection with this Agreement and the Merger shall be the obligation of the party incurring such expenses and not the Surviving Corporation.
ARTICLE 6: CONDITIONS TO CONSUMMATION OF THE MERGER
6.1 Conditions to Obligations of Each Party. The respective obligations of each party to effect the Merger are subject to the satisfaction, at or prior to the Effective Time, of the following conditions:
(a) This Agreement shall have been approved and adopted by the requisite affirmative vote or written consent of the shareholders of CLEAR WIRE and ITFS in accordance with applicable law.
(b) No statute, rule, regulation, executive order, decree, judgment or injunction shall have been enacted, entered, promulgated or be in force by any court or governmental authority which prohibits or restricts the consummation of the Merger; provided, however, that the parties hereto shall use their best efforts to have any such order, decree or injunction vacated.
(c) The parties hereto shall have each delivered to the other, financial statements and balance sheets as of the time periods identified in Section 3.5 with respect to CLEAR WIRE and as of the year ended in Section 4.5 with respect to ITFS (the "Financial Statements").
6.2 Conditions to Obligations of CLEAR WIRE. CLEAR WIRE's obligation to consummate the Merger shall be subject to fulfillment on or before the Effective Time of each of the following conditions, unless waived in writing by CLEAR WIRE:
(a) The representations and warranties of ITFS set forth in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Effective Time with the same force and effect as if made on and as of the Effective Time, and ITFS shall have performed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by it on or before the Effective Time.
(b) ITFS shall have delivered to CLEAR WIRE a certificate of the Secretary of ITFS certifying that the resolutions of the Board of Directors and stockholders of ITFS previously delivered to CLEAR WIRE authorizing the transactions contemplated hereby have not been revoked, suspended or amended and remain in full force and effect and that this Agreement has been approved and adopted by not less than a majority of the stockholders of ITFS of each class entitled to vote on the Merger.
(c) CLEAR WIRE shall have received all documents it may reasonably request relating to the existence of ITFS and the authority of ITFS to enter into this Agreement and to consummate the transactions contemplated hereby.
(d) All actions, proceedings, instruments and documents required to carry out this Agreement and the transactions contemplated hereby, or incidental hereto or thereto, and all other related legal matters shall have been approved by legal counsel to CLEAR WIRE.
(e) All approvals, authorizations and consents required for ITFS to consummate the Merger shall have been obtained on terms and conditions satisfactory to CLEAR WIRE and shall be in full force and effect, and CLEAR WIRE shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel of the granting of such approvals, authorizations and consents.
(f) No objections to the merger and demands for payment of the fair value thereof shall have been made in accordance with the provisions of Florida or Texas law.
(g) There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of ITFS.
(h) Since the date of the ITFS Balance Sheet there shall not have been, and at the Effective Time there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of ITFS except as otherwise provided in this Agreement, and CLEAR WIRE shall have received a certificate of the President of ITFS to the foregoing effect.
6.3 Additional Conditions to Obligations of ITFS. The obligations of ITFS to effect the Merger are also subject to the following conditions:
(a) The representations and warranties of CLEAR WIRE contained in this Agreement shall be true and correct in all material respects on the date hereof and shall also be true and correct in all material respects on and as at the Effective Time with the same force and effect as if made on and as of the Effective Time, and CLEAR WIRE shall have per-formed or complied in all material respects with all agreements, conditions and covenants required by this Agreement to be performed or complied with by them on or before the Effective Time.
(b) CLEAR WIRE shall have delivered to ITFS a certificate of the Secretary of CLEAR WIRE certifying that (i) the resolutions of the Board of Directors of CLEAR WIRE authorizing the transactions contemplated hereby have not been revoked, suspended or amended and remain in full force and effect, and (ii) this Agreement has been approved and adopted by not less than a majority of the stockholders of CLEAR WIRE of each class entitled to vote on the Merger.
(c) ITFS shall have received all documents they may reasonably request relating to the existence of CLEAR WIRE and the authority of CLEAR WIRE to enter into this Agreement and to consummate the transactions contemplated hereby.
(d) All approvals, authorizations and consents required by CLEAR WIRE to consummate the Merger shall have been obtained on terms and conditions satisfactory to ITFS and shall be in full force and effect, and ITFS shall have been furnished with appropriate evidence, reasonably satisfactory to it and its counsel of the granting of such approvals, authorizations and consents.
(e) No objections to the merger and demands for payment of the fair value thereof shall have been made in accordance with the provisions of Wyoming or Texas law.
(f) All options and warrants to purchase capital stock of CLEAR WIRE shall have been cancelled, except as set forth in Section 1.7, and ITFS shall have received assurances reasonably satisfactory to it that, at and after the Effective Time, no holder of options or warrants will have a right to any interest in the ITFS as a result of the exercise of any such options or warrants.
(g) There shall be no effective injunction, writ or preliminary restraining order of any nature issued by a court or governmental agency of competent jurisdiction directing that the transaction provided for herein not be consummated as herein provided or which is reasonably likely to have any material adverse effect on the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of CLEAR WIRE.
(h) Since the date of the CLEAR WIRE Balance Sheet there shall not have been, and at the Effective Time there shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, liabilities, results of operations, business or prospects of CLEAR WIRE, and ITFS shall have received a certificate of the President of CLEAR WIRE to the foregoing effect.
ARTICLE 7:  NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES
All statements contained herein or in any certificate, schedule or other document delivered pursuant hereto shall be deemed representations and warranties by the person delivering the same. All representations and warranties shall survive the Effective Time and shall not be affected by any investigation at any time made by or on behalf of ITFS, on the one hand, or CLEAR WIRE, on the other hand.
ARTICLE 8:  INDEMNIFICATION
(a) CLEAR WIRE hereby agrees to indemnify and hold harmless ITFS and its affiliates from and against any liabilities, damages, losses, claims, encumbrances, costs or expenses (including reasonable attorneys' fees) of any nature (any or all of the foregoing are herein referred to as "Loss") insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by CLEAR WIRE in this Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.
(b) ITFS hereby agrees to indemnify and hold harmless CLEAR WIRE and its affiliates from and against any Loss insofar as a Loss (or actions in respect thereof), whether existing or accruing prior or subsequent to the Effective Time, arises out of or is based upon any misrepresentation (or alleged misrepresentation) or breach (or alleged breach) of any of the warranties, covenants or agreements made by ITFS in this Agreement or in any certificate, schedule, document or Exhibit referenced hereby or attached hereto.
ARTICLE 9:  TERMINATION; AMENDMENT; WAIVER
9.1 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing:
(a)  by mutual written agreement of CLEAR WIRE and ITFS;
(b) by ITFS or CLEAR WIRE, if (i) the transactions contemplated hereby shall violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction or (ii) there shall be a statute, rule or regulation which makes the transaction contemplated hereby illegal or otherwise prohibited;
(c) By CLEAR WIRE, on the one hand, and ITFS and on the other hand if the Merger is not consummated within ninety (90) days from the date hereof; or
(d) by CLEAR WIRE, on the one hand, and ITFS on the other hand, in the event the other makes a material misrepresentation or breaches a covenant, agreement or warranty, but such non-misrepresenting or non-breaching party's election to terminate shall not limit, waive or prejudice such party's remedies at law or in equity.
(e) by CLEAR WIRE if the ITFS NASD security symbol (ITFI) is changed or annotated to an "E" or "PK" or any other extension or delisted by OTCBB at any time on or before closing. All periodic SEC filings that are due within 30 days after execution of this Merger Agreement shall be completed and provided to the Surviving Corporation on or before closing.
In the event this Agreement is terminated as provided in Section 9.1(a), (b), (c), (d) or (e) this Agreement shall become void and of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that Sections 5.4(b), 5.7 and 5.11 shall survive and continue in full force and effect notwithstanding termination.
9.2 Amendment. This Agreement may be amended by action taken by ITFS and CLEAR WIRE at any time before or after adoption of this Agreement by the stockholders of CLEAR WIRE and ITFS but, after any such approval, no amendment shall be made to this Agreement without the approval of such stockholders which changes the terms of Section 1.3, that alters or changes any term of the Articles of Incorporation of the Surviving Corporation, or which alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the rights of CLEAR WIRE's stockholders hereunder. This Agreement may not be amended except by an instrument in writing signed by or on behalf of the CLEAR WIRE and ITFS.
9.3 Extension; Waiver. At any time prior to the Effective Time, ITFS or CLEAR WIRE may (i) extend the time for the performance of any of the obligations or other acts of the other; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or thereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party.
ARTICLE 10:  General Provisions
10.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.
10.2 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
10.3 Governing Law; Venue. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Texas and Florida without regard to conflict of laws.
10.4 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.
10.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
10.6 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made as of the date delivered or mailed if delivered in person, by telecopy, cable, telegram or telex, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

if to ITFS:

Robert Hipple, CEO, International Trust & Financial Systems, Inc.
4232 D'Este Court, Lake Worth,  FL 33467-4154
Telephone: 407-810-6125
Fax: 407-386-3074
e-mail: rjhipllc@aol.com

if to CLEAR WIRE:

Clear Wire Networks, Inc.
3225 Monette Lane
Plano, TX 75025
Telephone  972-208-0370
Facsimile    972-618-5047

or to such other address as the person to whom notices is given may have previously furnished to the others in writing in the manner set forth above.
10.7 Descriptive Headings; Table of Contents. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The Table of Contents preceding this Agreement is not a part hereof.
10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, its successors and assigns.
IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

CLEAR WIRE NETWORKS, INC.,
a Texas corporation

    /s/ John Shaunfield                           August 5, 2003
By:_________________________________     Date:   ______________________
John Shaunfield, CEO

INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
a Florida corporation

    /s/ Robert Hipple                            August 5, 2003
By:_________________________________     Date:   ______________________
Robert Hipple, CEO


APPENDIX "A"
to
AGREEMENT AND PLAN OF MERGER
Between
CLEAR WIRE NETWORKS, INC.
and
INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
Dated
June 18, 2003
as amended
August 5, 2003

STATEMENT OF PREFERENCES OF PREFERRED SHARES

  The voting, convertible preferred shares of the Surviving Corporation issued to the shareholders of Clear Wire pursuant to Article 1.6(b) of the Merger Agreement shall contain and be subject to a Statement of Rights and Preferences adopted by the Board of Directors of the Surviving Corporation containing the following:

1. The preferred shares shall be voting shares, voting with the issued and outstanding common shares of the Surviving Corporation on all matters with respect to which shareholders are entitled to vote under applicable Florida law, and not as a separate class, except that each share of the preferred stock shall have 40 votes, representing the equivalent number of shares of common stock into which each share of preferred stock is convertible.

2. The preferred shares shall be convertible, and shall be converted into, the equivalent of 114,800,000 shares of the common stock, based on the number of shares of common stock of the Surviving Corporation issued and outstanding on the Effective Date, representing 69.3 percent of the issued and outstanding common stock of the Surviving Corporation after the Effective Date and after the conversion.

3. The conversion of the preferred shares shall occur automatically upon the amendment of the Articles of Incorporation of the Surviving Corporation to increase the number of shares of authorized common stock to a number sufficient to issue common shares in conversion of the preferred shares, after giving effect to any subsequent stock splits. Notwithstanding the foregoing, the Surviving Corporation shall not amend its Articles of Incorporation, change its domicile, issue additional shares, or enter into any other merger or acquisition agreement until such time as the promissory notes of ITFI referred to in Appendix "E", which shall become the obligation of Altius as the Surviving Corporation, are paid in full in accordance with their terms.

4. The preferred shares shall be deemed to be cancelled and no longer issued and outstanding in the event that the promissory notes of ITFI referred to in Appendix "E", which shall continue as the obligation of Altius as the Surviving Corporation, are not paid in full in accordance with their terms.



APPENDIX "B"
to

AGREEMENT AND PLAN OF MERGER
Between
CLEAR WIRE NETWORKS, INC.
and
INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
Dated
June 18, 2003
as amended
August 5, 2003

DESCRIPTION OF OUTSTANDING ITFI WARRANT

Precom Technology, Inc., predecessor by name change to International Trust & Financial Systems, Inc., issued a warrant to acquire one million (1,000,000) shares of common stock of the Corporation at a price of $2.00 per share to Greenwich Financial Group, Inc. of Greenwich, CT. The Warrant was issued on April 16, 2002 and expires on April 16, 2005. As a result of a subsequent 1 for 2 reverse split of the common shares of Precom Technology, Inc., the Warrant automatically adjusted and is now as Warrant to purchaser 500,000 shares of common stock at $4.00 per share.

A copy of the Warrant and Warrant Agreement are attached to the March 30, 2002 Form 10-Q filed with the SEC.


APPENDIX "C"
to

AGREEMENT AND PLAN OF MERGER
Between
CLEAR WIRE NETWORKS, INC.
and
INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
Dated
June 18, 2003
as amended
August 5, 2003

PREFERRED SHARES OF ALTIUS ISSUED TO CLEAR WIRE

Name                      Current CLEAR WIRE      Number of Aged Altius
                          Shares Owned            Preferred Shares to
                                                  be Issued

Vida Technologies, Inc.   100,000                 1,000,000

Infinite Technology       100,000                 1,000,000
Corporation, Inc.

John Shaunfield            20,000                   200,000

Todd Grassi                20,000                   200,000

David L. Pells             10,000                   100,000

Tim B. Smith               10,000                   100,000

Adnan Sardar               10,000                   100,000

David Mathie                5,000                    50,000

Gregory R. Basile           5,000                    50,000

Carla J. Pells              5,000                    50,000

The Structured Advantage    2,000                    20,000

TOTAL                     287,000                 2,870,000



APPENDIX "D"
to

AGREEMENT AND PLAN OF MERGER
Between
CLEAR WIRE NETWORKS, INC.
and
INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
Dated
June 18, 2003
as amended
August 5, 2003

CLEAR WIRE INTELLECTUAL PROPERTY AND LICENSES

Technology / Intellectual Property (IP)  Reference Documents*


Circuit design technology and IP        ITC/ALTIUS License Agreement,
licensed to Altius by Infinite          dated July 17, 2002 and signed
Technology Corporation, Inc.            by Tim Smith, CEO of ITC, and
                                        Todd Grassi, President of
                                        Altius/Clear Wire.

Fiber optic systems design technology   VIDA/ALTIUS License Agreement,
and IP licensed to Altius by Vida       dated July 17, 2002 and signed
Technologies, Inc.                      by Todd Grassi, President of
                                        Vida Technologies, and Tim
                                        Smith, Chairman of the Board of
                                        Directors of Altius/Clear Wire.



* Incorporated by reference.


APPENDIX "E"
to

AGREEMENT AND PLAN OF MERGER
Between
CLEAR WIRE NETWORKS, INC.
and
INTERNATIONAL TRUST & FINANCIAL SYSTEMS, INC.
Dated
June 18, 2003
as amended
August 5, 2003

ITFI PROMISSORY NOTES TO BE PAID AFTER EFFECTIVE DATE

Note Holder                                Amount

Dana L. Hipple                          $  74,000

American Pension Services as Administrator
  For IRA of Robert Hipple              $  30,000

Robert Hipple                           $  30,000

Glenn Liddell                           $  41,000

Total                                    $175,000

Each promissory note is dated August 5, 2003 and is payable, without interest, on or before September 20, 2003. In the event that each promissory note is not paid by ITFS or its successor, Altius Technology Corporation, on or before September 20, 2003, then the Series "A" preferred stock of ITFS issued pursuant to the Merger Agreement shall be deemed to be cancelled, ITFS and Altius, as the Surviving Corporation, shall issue an additional 5,000,000 (pre-split) or an equivalent number of post-split, shares of Common Stock of Altius proportionately to the Note Holders, and the shares to be issued to The Hubinger Organization pursuant to Article 1.6(c) of the Merger Agreement shall not be issued. In addition, the 287,000 shares of Clear Wire common stock transferred to ITFS at closing shall be reconveyed to the shareholders listed on Appendix "C", and any persons appointed or elected as directors and officers of Altius after the closing shall resign as officers and directors of the Surviving Corporation.

At closing, Altius, through its duly elected officers and directors, shall execute and deliver to the Note Holders written instructions dated September 20, 2003, to the Transfer Agent to issue the additional 5,000,000 shares (or equivalent number of post-split shares), to be delivered to the Transfer Agent on September 21, 2003 if the full
amount of the Notes is not paid on or before September 20, 2003.   The
existing Transfer Agent of ITFS shall not be changed until the promissory notes are paid in full. In addition, the Statement of Rights and Preferences of the Convertible, Voting Preferred Stock, issued to the shareholders of Clear Wire in the merger, shall provide that the shares shall be deemed automatically to be cancelled and shall be non-voting, non-convertible preferred shares until cancelled on the books of the Surviving Corporation, in the event that the full principal balance of the Notes is not paid on or before September 20, 2003.



                           ARTICLES OF MERGER

The following articles of merger are being submitted in accordance with section 607.1109, Florida Statutes this 13th day of August, 2003.

FIRST: The exact name, street address of its principal office, jurisdiction, and entity type for each merging party are as follows:

Name and Address                     Jurisdiction          Entity Type

International Trust                     Florida             Corporation
& Financial Systems, Inc.
4232 D'Este Court
Lake Worth, FL 33467
Florida Document/Registration Number: P96000074784
FEI Number: 90-0069585

Name and Address                       Jurisdiction         Entity Type

Clear Wire Networks, Inc.                  Texas            Corporation
1024 S. Greenville Ave, Suite 240
Allen, Texas  75002
FEI Number: 01-0601247

SECOND: The exact name, street address of its principal office, jurisdiction, and entity type of the surviving party are as follows:

Name and Address                     Jurisdiction         Entity Type

International Trust                    Florida             Corporation
& Financial Systems, Inc.
4232 D'Este Court
Lake Worth, FL 33467

THIRD: The attached Agreement and Plan of Merger meets the requirements of Section 607.1108, Florida Statutes, and was approved by each domestic corporation that is a party to the merger in accordance with Chapter 607, Florida Statutes.

FOURTH: If applicable, the attached Plan of Merger was approved by the other business entity that is a party to the merger in accordance with the respective laws of all applicable jurisdictions.

FIFTH: The merger is permitted under the respective laws of all applicable jurisdictions and is not prohibited by the agreement of any partnership or limited partnership or the regulations or articles of organization of any limited liability company that is a party to the merger.

SIXTH: The merger shall become effective as of the date the Articles of Merger are filed with the Florida Department of State.

SEVENTH: The Articles of Merger comply and were executed in accordance with the laws of each party's applicable jurisdiction.

EIGHTH: SIGNATURE FOR EACH PARTY:

INTERNATIONAL TRUST &                         CLEAR WIRE NETWORKS, INC.
FINANCIAL SYSTEMS, INC.

/s/ Robert Hipple                              /s/ John Shaunfield
_________________________                     ________________________
Robert Hipple, CEO                            John Shaunfield, CEO



                           ARTICLES OF MERGER

Pursuant to the provisions of article 5.04 of the Texas Business Corporation Act, the undersigned corporations certify the following articles of merger, adopted on August 13, 2003, for the purpose of effecting a merger in accordance with the provisions of Part Five of the Texas Business Corporation Act.

1. The name of each of the undersigned corporations that are a party to the plan of merger or that are to be created by the plan of merger, the type of such corporation and the laws under which such corporation is organized are:

Name of Corporation                           Type of Entity    State
Clear Wire Networks, Inc.                     Corporation       Texas
International Trust & Financial Systems Inc   Corporation      Florida

2. A plan of merger was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the combination of Clear Wire Networks, Inc. and International Trust & Financial Systems, Inc. resulting in International Trust & Financial Systems, Inc. as the surviving corporation.

3. An executed copy of the plan of merger is on file at the principal place of business of International Trust & Financial Systems, Inc., 4232 D'Este Court Lake Worth, FL 33467 and a copy of the plan of merger will be furnished by such entity, on written request and without cost, to any shareholder of each domestic corporation that is a party to or created by the plan of merger and to any creditor or obligee of the parties to the merger at the time of the merger if such obligation is then outstanding.

4. No amendments to the articles of incorporation of any domestic surviving corporation are to be effected by the merger.

5. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of outstanding shares of each class or series of stock of such corporation entitled to vote, with other shares or as a class, on the Plan of Merger are as follows:

                             Number of Shares         Class or
Name of Corporation          Outstanding              Series
Clear Wire Networks, Inc.    287,000                  Common


6. As to each of the undersigned domestic corporations, the approval of whose shareholders is required, the number of shares, not entitled to vote only as a class, voted for and against the plan of merger, respectively, are as follows:

                       Total Voted   Total Voted     Class or Series
Name of Corporation    For           Against
Clear Wire Networks,   287,000          0             Common
Inc.

7. The attached Agreement and Plan of Merger and the performance of its terms were duly authorized by all action required by the laws under which each foreign corporation that is a party to the merger was incorporated or organized and by its constituent documents.

8. The merger will become effective upon the issuance of the certificate of merger by the secretary of state in accordance with article 5.05 of the Texas Business Corporation Act,

Dated August 13, 2003.


INTERNATIONAL TRUST &                         CLEAR WIRE NETWORKS, INC.
FINANCIAL SYSTEMS, INC.

/s/ Robert Hipple                             /s/ John Shaunfield
_________________________                     ________________________
Robert Hipple, CEO                            John Shaunfield, CEO